UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 9, 2013

HEALTH REVENEUE ASSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173039	99-0363866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8551 W. Sunrise Boulevard, Suite 304 Plantation, Florida 33322
(Address of principal executive offices)

(954) 472-2340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On September 9, 2013, Health Revenue Assurance Associates, Inc. (“HRAA”), a wholly-owned subsidiary of Health Revenue Assurance Holdings, Inc. (the “Company”), entered into a consulting services agreement (the “Consulting Agreement”) with Michael Ciprianni (the “Consultant”), pursuant to which the Consultant has agreed to provide the Company with consulting services related to the Company’s business.  The Company agreed to pay the consultant: (1) 4,125,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and (2) compensation for any special projects pursuant to the terms of the agreement. The term of the Consulting Agreement is one year, and shall be renewable for additional one year terms at the discretion of the Company. The Consulting Agreement may be terminated by the Company for any cause, upon five days written notice to the Consultant. The Consultant may terminate the Consulting Agreement at any time, upon ten days written notice to the Company.

The foregoing description of the terms of the Consulting Agreement are qualified in their entirety by reference to the Consulting Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”), which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 1.01 of this Report regarding the issuance of 4,125,000 shares of Common Stock to the Consultant is incorporated herein by reference to this Item 3.02.

The above issuance of shares are exempt from registration, pursuant to Section 4(2) of the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Consulting Agreement, dated September 9, 2013, by and among Michael Ciprianni and Health revenue Assurance Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 12, 2013	HEALTH REVENUE ASSURANCE HOLDINGS, INC.

	By:	/s/ Andrea Clark
Andrea Clark Chief Executive Officer